EXHIBIT 99.1

News Release      News Release         News Release          News Release

[LOGO OF AMERICAN EXPRESS COMPANY]         American Express Company
                                           American Express Tower
                                           World Financial Center
                                           New York, N.Y. 10285-4815



             AMERICAN EXPRESS SUES VISA AND MASTERCARD, LARGE BANK
                    CARD ISSUERS FOR ANTITRUST VIOLATIONS

              Suit Seeks Damages for Lost Business Resulting From
         Illegal Restrictions of Competition in the Credit Card Market

New York, November 15, 2004 - American Express Company today filed a lawsuit against Visa, MasterCard and eight major banks that are members of the two card associations. The suit, which was filed in the U.S. District Court in Manhattan, seeks monetary damages for the business lost as a result of the illegal, anti-competitive practices of the card associations.* Those practices had effectively locked American Express out of the bank-issued card business in the United States. The suit does not specify an amount of monetary compensation, but American Express is expected to seek damages that could total in the billions of dollars.

Individual banks named in the suit have been identified based, in part, on their being members of one or both of the associations' Board of Directors at the time the illegal, restrictive rules were adopted and implemented. These include: J.P. Morgan Chase, Bank of America, Capital One, U.S. Bancorp, Household Bank, Wells Fargo, Providian National Bank and USAA Federal Savings Bank.

The lawsuit follows last month's U.S. Supreme Court decision not to hear an appeal from Visa and MasterCard. The two associations were seeking to overturn a lower court ruling that found them in violation of anti-trust laws. The Supreme Court's decision was a victory for the U.S. Department of Justice and for American consumers. It effectively ended restrictions that prevented American Express and others from competing for the card business of banks that wanted to offer their customers a broader range of products and rewards. Because of the court rulings, U.S. banks will be able to develop and offer card products that will be processed on any of the competing merchant networks.

"The federal courts have already found that Visa and MasterCard broke the law," said Kenneth I. Chenault, Chairman and CEO of American Express. "The card associations functioned as a cartel. Banks who had expressed an interest in working with us were stopped before they could start."


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"Visa, MasterCard and their member banks restricted competition for years.
They blocked the development of a new generation of products that would have provided consumers with greater value, convenience and choice. They also prevented American Express from competing to provide network services to banks in this country for over eight years. We intend to hold the associations and their member banks accountable for their illegal actions and seek compensation for the value that would have been generated for our shareholders."

With the illegality of the associations' restrictive rules already determined, the role of the District Court in the American Express lawsuit will be principally to determine the financial damages that the Company has incurred since the adoption of those illegal practices. David Boies, founding partner of Boies, Schiller & Flexner and one of the nation's top litigators, will serve as American Express' lead outside counsel in the suit.

"Visa and MasterCard - and the banks which sit on their Boards - have long been operating as a cartel to eliminate competition and ignore the American consumer," said David Boies. "As the Court of Appeals ruled, the most persuasive evidence of injury to competition is the boycott of American Express."

In anticipation of an end to the Visa and MasterCard restrictions, MBNA and American Express announced a landmark deal earlier this year for MBNA to issue credit cards that will be accepted and processed on the American Express global merchant network. The first cards resulting from this partnership were launched just this month.

MBNA is not named as a defendant in the lawsuit and American Express will not seek damages from MBNA. Subject to certain conditions and limitations, American Express has agreed to reimburse MBNA for certain costs which may be imposed by MasterCard or Visa as a result of this lawsuit.

Before the card associations adopted anti-competitive rules in the 1990s, American Express had been talking with a number of banks about similar partnerships. Outside the U.S., American Express has established 85 card-issuing arrangements with banks and financial institutions in more than 90 countries around the world. American Express is currently engaged in conversations with a number of other card issuers about possible network partnerships.

 "Our success in international markets, our recent agreement with MBNA, and the earlier interest among banks demonstrate, beyond any doubt, that banks have a strong interest in working directly with American Express in the absence of restrictions on their freedom to do so," continued Mr. Chenault of American Express. "We look forward to partnering with more U.S. banks as we move aggressively to recover the lost ground of the past several years."


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ABOUT AMERICAN EXPRESS
American Express Company is a diversified worldwide travel, financial and network services company, founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, business services, insurance and international banking.

Since 1996, American Express has been aggressively pursuing a strategy of opening its merchant network and card product portfolio to third-party issuers around the world. By leveraging its global infrastructure and the powerful appeal of the American Express brand, the Company aims to gain even broader reach for its network worldwide.

For more information about American Express' bank partnerships and comments on the Supreme Court ruling, please visit www.americanexpress.com/corp/pc/2004/choice.asp.
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Editor's Notes:

* In 1996, MasterCard's Competitive Programs Policy ("CPP") was enacted to prohibit the association's member banks from issuing cards on the network of competing brands in the United States. This action mirrored what Visa had done in 1991 when it enacted By-law 2.10(e).

Notice of Press Conference

American Express will discuss the private litigation against Visa and MasterCard today at a telephone and Web news conference. David Boies, founding partner of Boies, Schiller & Flexner, and one of the nation's top litigators, will serve as American Express' lead outside counsel in the matter, and will speak at the press briefing.

WHEN: 11:00 am EST, November 15, 2004

Journalists Only - via teleconference:
Domestic (877) 536-5383,  International (706) 679-5704 Conference ID # 2020089

Investment Community Only- via teleconference:
Domestic (800) 374-0511, International (706) 634-1480 Listen Only Conference ID # 2020089

(Replay available 2 hours after call, for 24 hours, at Domestic (800) 642-1687, International (706) 645-9291

Live audio and replay via web available at: HTTP://IR.AMERICANEXPRESS.COM
-----------------------------               -----------------------------
(at Event Details, click on Lawyer Press Briefing)

Satellite Video Feed Available: Waterfront loop # 1634,
------------------------------
AXP studio control room # (212) 640-4830    Waterfront phone (212) 599-1391

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This release includes forward-looking statements, which are subject to risks and uncertainties. The words "expect," "anticipate," "intend," "will," "should," "could," "would" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the ultimate outcome of the Company's lawsuit against Visa, MasterCard and certain of their member banks; and the success of the Company's Global Network Services (GNS) business in partnering with banks in the United States, which will depend in part on the extent to which such business: further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides U.S. GNS bank partners the benefits of greater cardmember loyalty and higher spend per customer, and merchants benefits such as greater transaction volume and additional higher spending customers. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its other reports filed with the SEC.



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